EXHIBIT 23.5

Consent of Independent Registered Public Accounting Firm

IMPCO Technologies, Inc.

3030 South Susan Street

Santa Ana, CA 92704

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-38649; 33-72008; 333-07035; 33-62889; 333-44085; 333-71544; 333-102069 and 333-118689) of IMPCO Technologies, Inc., of our report dated June 8, 2006, relating to the financial statements of IMPCO BRC de Mexico, S.A. de C.V which appears in this Form 10-K/A.

/s/ BDO Hernández Marrón y Cía., S.C.
BDO Hernández Marrón y Cía., S.C.
Mexico

June 23, 2006